Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

Feb. 13, 2013	MEDIA CONTACT:
	Tom Shiel	704-382-2355
	24-Hour:	800-559-3853

ANALYSTS:
	Bob Drennan Bill Currens	704-382-4070 704-382-1603

Duke Energy 2012 results near top of EPS guidance range

•	Company achieves adjusted diluted earnings per share (EPS) of $4.32 in 2012, compared to $4.38 in 2011; reported diluted EPS $3.07 for 2012, compared to $3.83 in 2011

•	Fourth quarter 2012 adjusted diluted EPS of 70 cents, compared with 71 cents for the fourth quarter 2011; fourth quarter 2012 reported diluted EPS of 62 cents, compared to 65 cents in 2011

•	Company will provide updates on its businesses, report on regulatory initiatives, and offer a financial and business outlook for 2013 and beyond during Feb. 28 analyst meeting

CHARLOTTE, N.C. - Duke Energy today posted 2012 full-year adjusted diluted EPS of $4.32, which was near the top of its adjusted diluted EPS guidance range of $4.20 to $4.35.

For 2012, adjusted EPS reflected the addition of earnings from Progress Energy, net of the impact of shares issued in connection with the merger, the impact of the new market-based Electric Security Plan (ESP) in Ohio, and unfavorable weather.

These were partially offset by revised customer rates at Duke Energy Carolinas.

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Duke Energy’s full-year reported diluted EPS was $3.07 for 2012, compared to $3.83 in 2011.

Fourth quarter 2012 adjusted diluted EPS was 70 cents, compared to 71 cents for fourth quarter 2011. Fourth quarter 2012 reported diluted EPS was 62 cents, compared to 65 cents for fourth quarter 2011.

“For Duke Energy, 2012 was a year of unprecedented accomplishment, highlighted by the merger with Progress Energy that has already begun providing savings for our customers,” said Jim Rogers, chairman, president and chief executive officer. “We also made significant progress with our fleet modernization program by bringing online three major new power plants in North Carolina, enabling us to retire older, less efficient coal-fired units.”

“I am especially pleased with the outstanding performance and resilience of our employees,” he added. “During a year of change and uncertainty, they maintained their focus and strong commitment. The nuclear fleet maintained a capacity factor greater than 90 percent, excluding Crystal River 3, for the 13th consecutive year and the company achieved its best safety record ever.

“From a financial perspective, we achieved our objectives by delivering 2012 adjusted diluted EPS near the top of our guidance range, increasing the dividend and maintaining the strength of our balance sheet,” Rogers said.

The company also resolved two significant regulatory proceedings in 2012: the North Carolina Utility Commission’s merger investigation, and the Indiana Utility Regulatory Commission’s cost recovery settlement for the Edwardsport Integrated Gasification Combined Cycle (IGCC) station.

BUSINESS UNIT RESULTS

The discussion below of fourth-quarter and year-end 2012 financial results includes adjusted segment income, which is a non-GAAP financial measure. The tables on pages 24 through 27 present a reconciliation of reported results to adjusted results.

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U.S. Franchised Electric and Gas (USFE&G)

USFE&G recognized fourth-quarter 2012 adjusted segment income of $498 million, compared to $206 million in the fourth quarter 2011, an increase of $0.42 per share.

USFE&G’s increased results were primarily driven by the addition of Progress Energy’s regulated utility operations in the Carolinas and Florida (+$0.28 per share).

Other drivers, excluding the addition of Progress Energy, included:

•	Increased pricing and riders principally related to the implementation of revised customer rates at Duke Energy Carolinas as a result of the 2011 rate case (+$0.07 per share)

•	Adjustments to income taxes (+$0.07 per share)

•	More favorable weather (+$0.03 per share)

These results were partially offset by higher operating and maintenance expenses (-$0.05 per share).

Full-year 2012 adjusted segment income for USFE&G was $2,086 million compared to $1,316 million in 2011, an increase of $1.34 per share.

Higher year-over-year results were primarily driven by the addition of Progress Energy’s regulated utility operations in the Carolinas and Florida (+$1.02 per share). Excluding the addition of Progress Energy, other drivers included increased pricing and riders principally related to the implementation of revised customer rates at Duke Energy Carolinas (+$0.48 per share) and lower operating and maintenance and governance costs (+$0.06 per share).

These results were partially offset by unfavorable weather compared to the prior year (-$0.19 per share).

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International Energy

International Energy recognized fourth-quarter 2012 adjusted segment income of $89 million, compared to $96 million in the fourth quarter 2011, a decrease of $0.01 per share.

International Energy’s quarterly results decreased primarily due to higher purchased power costs in Brazil because of unfavorable hydrology (-$0.02 per share) and unfavorable foreign exchange rates primarily in Brazil (-$0.01 per share).

These results were partially offset by increased volumes for our thermal generation in Central America due to drier weather (+$0.02 per share).

Full-year 2012 adjusted segment income for International Energy was $439 million compared to $466 million in 2011, a decrease of $0.05 per share.

Lower year-over-year results were primarily driven by unfavorable foreign exchange rates primarily in Brazil (-$0.06 per share) and lower results in Central America due to lower average prices (-$0.04 per share).

These results were partially offset by higher average sales prices and volumes in Brazil (+$0.03 per share) and higher average MTBE prices and volumes at National Methanol Company (+$0.03 per share).

Commercial Power

Commercial Power’s adjusted segment earnings for the fourth quarter 2012 were break-even, compared to $30 million in the fourth quarter 2011, a decrease of $0.04 per share.

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Commercial Power’s quarterly results decreased primarily due to adjustments to income taxes (-$0.03 per share) and lower results from the Midwest gas generation fleet (-$0.01 per share) driven by lower capacity revenues, partially offset by lower operating and maintenance costs.

Results for the Midwest coal generation fleet were flat primarily due to the net impacts of the new market-based ESP in Ohio (-$0.05 per share), offset by the absence of a prior-year fee related to exiting the Midwest Independent System Operator (+$0.04 per share), and lower operating and maintenance costs (+$0.01 per share).

Full-year 2012 adjusted segment income for Commercial Power was $93 million, compared to $186 million in 2011, a decrease of $0.16 per share.

Lower year-over-year results were driven by lower results for the Midwest coal generation fleet due to the net impacts of the new market-based Ohio ESP on the Midwest coal generation fleet (-$0.21 per share) offset by the absence of a prior-year fee related to exiting MISO (+$0.04 per share), and lower operating and maintenance costs (+$0.04 per share). Additionally, lower results were due to unfavorable pricing and lower sales volumes for Duke Energy Retail (-$0.08 per share).

These were partially offset by higher results at Duke Energy Renewables (+$0.04 per share).

Results for the Midwest gas generation fleet were flat primarily due to the offsetting impacts of favorable generation volumes (+$0.06 per share), lower operating and maintenance costs (+$0.03 per share), and unfavorable capacity revenues (-$0.11 per share).

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Other

On an adjusted basis, Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, other investments, and quarterly income tax levelization adjustments.

Other recognized fourth-quarter 2012 adjusted net expense of $91 million, compared to net expense of $17 million in the fourth quarter 2011, a difference of $0.12 per share. Other’s results were primarily due to the addition of interest expense on Progress Energy’s corporate debt (-$0.06 per share).

Full-year 2012 adjusted net expense for Other was $135 million compared to a net expense of $25 million in 2011, a difference of $0.19 per share.

Increased year-over-year adjusted net expense for Other was primarily driven by the addition of interest expense on Progress Energy’s corporate debt (-$0.12 per share) and higher interest expense on Duke Energy corporate debt (-$0.05 per share).

Share Dilution

On July 2, 2012, Duke Energy issued approximately 258 million shares of common stock in connection with the closing of the merger with Progress Energy Inc. The issuance of these additional shares had a dilutive impact of $0.26 per share and $1.00 per share on the quarter-over-quarter and year-over-year adjusted diluted EPS results, respectively.

Earnings Conference Call for Analysts

An earnings conference call for analysts is scheduled for 10 a.m. ET Wednesday, Feb. 13, to discuss Duke Energy’s financial performance for the fourth quarter 2012 as well as providing other business updates. The conference call will be hosted by Jim Rogers, chairman, president and chief executive officer, and Lynn Good, executive vice president and chief financial officer.

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The call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 888-695-0608 in the United States or 719-325-2286 outside the United States. The confirmation code is 4249923. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until midnight ET, Feb. 22, 2013, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 4249923. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

Analyst Meeting Feb. 28

Duke Energy will host an investor and analyst meeting Thursday, Feb. 28, from 8:30 a.m. to 12:30 p.m. ET in New York City.

Rogers and other members of the Duke Energy management team will provide updates on the company’s operating businesses, report on regulatory initiatives, and offer the company’s financial and business outlook for 2013 and beyond.

A live webcast of the meeting can be accessed via the investors’ section of Duke Energy’s website (http://www.duke-energy.com/investors/) or by dialing 719-325-2329 outside the United States or 888-427-9376 in the United States. The confirmation code is 8401489. Please call 10 to 15 minutes prior to the scheduled start time. A replay and transcript of the meeting will be available by accessing the investors’ section of the company’s website.

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Special Items and Non-GAAP Reconciliation

Special items affecting Duke Energy’s adjusted diluted EPS for fourth quarter 2011 and fourth quarter 2012 include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	4Q2012 EPS Impact	4Q2011 EPS Impact
Fourth Quarter 2012
• Costs to Achieve, Progress Energy Merger	$(164)	$73	$(0.13)
• Edwardsport Charges	$(28)	$11	$(0.02)
• Discontinued Operations	$56	$(25)	$0.05
• Economic Hedges (Mark-to-Market)	$26	$(10)	$0.02
Fourth Quarter 2011
• Costs to Achieve, Progress Energy Merger	$(39)	$11		$(0.06)
• Economic Hedges (Mark-to-Market)	$2	$(1)		—

Total diluted EPS impact			$(0.08)	$(0.06)

Special items affecting Duke Energy’s adjusted diluted EPS for full-year 2011 and full-year 2012 include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	2012 EPS Impact	2011 EPS Impact
Full-Year 2012
• Costs to Achieve, Progress Energy Merger	$(636)	$239	$(0.70)
• Edwardsport Charges	$(628)	$226	$(0.70)
• DNC Host Committee Support	$(10)	$4	$(0.01)
• Economic Hedges (Mark-to-Market)	$(9)	$3	$(0.01)
• Voluntary Opportunity Plan Deferral	$99	$(39)	$0.11
• Discontinued Operations	$60	$(24)	$0.06
Full-Year 2011
• Edwardsport Impairment	$(222)	$87		$(0.30)
• Emission Allowance Impairment	$(79)	$28		$(0.12)
• Costs to Achieve, Progress Energy Merger	$(68)	$17		$(0.12)
• Economic Hedges (Mark-to-Market)	$(1)	$—		$(0.01)

Total diluted EPS impact			$(1.25)	$(0.55)

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Reconciliation of reported to adjusted diluted EPS for the quarters:

	4Q2012 EPS	4Q2011 EPS
Diluted EPS, as reported	$0.62	$0.65
Adjustments to reported EPS:
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.08	$0.06

Diluted EPS, adjusted	$0.70	$0.71

Reconciliation of reported to adjusted diluted EPS for the annual periods:

	2012 EPS	2011 EPS
Diluted EPS, as reported	$3.07	$3.83
Adjustments to reported EPS:
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$1.25	$0.55

Diluted EPS, adjusted	$4.32	$4.38

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment income. Segment income is defined as income from continuing operations net of income attributable to non-controlling interests. In addition, direct interest expense and income taxes are included in segment income and certain governance costs are allocated to each of the segments.

Management believes segment income, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the approximate net income contribution of Duke Energy’s business segments by incorporating the direct financing methods or capital structures of the business segments as well as the income tax attributes of the businesses and regions in which they operate.

Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company. In addition, Duke Energy’s management calculates the EPS impact of segment income drivers to facilitate an understanding of the impacts of each income driver on consolidated adjusted diluted EPS.

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Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment income and adjusted Other net expenses as a measure of historical and anticipated future segment and Other performance. Adjusted segment income and adjusted Other net expenses are non-GAAP financial measures, as they represent reported segment income and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment income and adjusted Other net expenses provides useful information to investors, as it provides them an additional relevant comparison of a segment’s or Other’s performance across periods. When an EPS amount is provided for a segment income driver, the per share impact is derived by taking the before-tax amount of the item less income taxes based on Duke Energy’s consolidated effective tax rate, divided by the Duke Energy weighted-average diluted shares outstanding for the period. The most directly comparable GAAP measure for adjusted segment income or adjusted Other net expenses is reported segment income or Other net expenses, which represents segment income and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in

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the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the largest electric power holding company in the United States with more than $100 billion in total assets. Its regulated utility operations serve approximately 7.1 million electric customers located in six states in the Southeast and Midwest. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 250 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at: www.duke-energy.com.

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DUKE ENERGY CORPORATION

EARNINGS VARIANCES

December 31, 2012 QTD vs. Prior Year

($ per share)	U.S. Franchised Electric & Gas	International Energy	Commercial Power	Other	Consolidated
2011 QTD Reported Earnings Per Share, Diluted	$0.46	$0.22	$0.07	$(0.10)	$0.65

Costs to Achieve, Progress Energy Merger	—	—	—	0.06	0.06

2011 QTD Adjusted Earnings Per Share, Diluted	$0.46	$0.22	$0.07	$(0.04)	$0.71

Share Differential (a)	(0.17)	(0.08)	(0.03)	0.02	(0.26)

2011 QTD Adjusted Earnings Per Share, Diluted, Recasted for Share Issuance	$0.29	$0.14	$0.04	$(0.02)	$0.45

Progress Energy Contribution	0.28	—	—	(0.06)	0.22

Weather	0.03	—	—	—	0.03

Pricing and Riders (b)	0.07	—	—	—	0.07

Operation and Maintenance and Governance Expenses	(0.05)	—	—	—	(0.05)

Latin America, including Foreign Exchange Rates (c)	—	—	—	—	—

Midwest Coal Generation (d)	—	—	—	—	—

Midwest Gas Generation (e)	—	—	(0.01)	—	(0.01)

Duke Energy Retail	—	—	(0.01)	—	(0.01)

Interest Expense	—	—	0.01	(0.01)	—

Adjustments to income taxes	0.07	—	(0.03)	(0.04)	—

Other	0.02	(0.01)	—	(0.01)	—

2012 QTD Adjusted Earnings Per Share, Diluted	$0.71	$0.13	$—	$(0.14)	$0.70

Costs to Achieve, Progress Energy Merger	—	—	—	(0.13)	(0.13)
Edwardsport Charges	(0.02)	—	—	—	(0.02)
Economic Hedges (Mark-to-Market)	—	—	0.02	—	0.02
Discontinued Operations	—	—	—	—	0.05

2012 QTD Reported Earnings Per Share, Diluted	$0.69	$0.13	$0.02	$(0.27)	$0.62

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Reflects the impact on prior period earnings per diluted share due to the increase in Duke Energy’s weighted-average diluted common shares outstanding as a result of shares issued to complete the merger with Progress Energy. Weighted-average diluted shares outstanding increased from 444 million for the quarter ended December 31, 2011 to 705 million for the quarter ended December 31, 2012.
(b)	Primarily due to implementation of revised customer rates in North Carolina and South Carolina as a result of the 2011 Duke Energy Carolinas rate cases (+$0.09) and decreased riders (-$0.02).
(c)	Primarily due to increased volumes in Central America (+$0.02), net of higher purchased power in Brazil (-0.02) and unfavorable foreign currency exchange rates (-$0.01).
(d)	Primarily due to the new market-based Ohio ESP (-$0.08), partially offset by the absence of prior year MISO exit fees (+$0.04), non-bypassable stabilization charge (+$0.02), capacity revenues received from PJM in 2012 (+$0.01), and lower operation and maintenance expenses (+$0.01).
(e)	Primarily due to a decrease in capacity revenue (-$0.02) net of lower operation and maintenance expenses (+$0.01).

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

December 31, 2012 YTD vs. Prior Year

($ per share)	U.S. Franchised Electric & Gas	International Energy	Commercial Power	Other	Consolidated
2011 YTD Reported Earnings Per Share, Diluted	$2.66	$1.05	$0.29	$(0.17)	$3.83

Costs to Achieve, Progress Merger	—	—	—	0.12	0.12
Edwardsport Charges	0.30	—	—	—	0.30
Emission Allowances Impairment	—	—	0.12	—	0.12
Economic Hedges (Mark-to-Market)	—	—	0.01	—	0.01

2011 YTD Adjusted Earnings Per Share, Diluted	$2.96	$1.05	$0.42	$(0.05)	$4.38

Share Differential (a)	(0.67)	(0.24)	(0.10)	0.01	(1.00)

2011 YTD Adjusted Earnings Per Share, Diluted, Recasted for Share Issuance	$2.29	$0.81	$0.32	$(0.04)	$3.38

Progress Energy Contribution	1.02	—	—	(0.12)	0.90

Weather	(0.19)	—	—	—	(0.19)

Pricing and Riders (b)	0.48	—	—	—	0.48

Volume	0.04	—	—	—	0.04

Operation and Maintenance and Governance Expenses	0.06	—	—	—	0.06

Latin America, including Foreign Exchange Rates (c)	—	(0.09)	—	—	(0.09)

National Methanol Company	—	0.03	—	—	0.03

Midwest Coal Generation (d)	—	—	(0.13)	—	(0.13)

Midwest Gas Generation (e)	—	—	—	—	—

Duke Energy Retail	—	—	(0.08)	—	(0.08)

Duke Energy Renewables	—	—	0.04	—	0.04

Interest Expense	(0.02)	—	0.01	(0.05)	(0.06)

Adjustments to income taxes	0.06	—	(0.02)	(0.02)	0.02

Other (f)	(0.11)	0.01	0.02	—	(0.08)

2012 YTD Adjusted Earnings Per Share, Diluted	$3.63	$0.76	$0.16	$(0.23)	$4.32

Costs to Achieve, Progress Merger	—	—	—	(0.70)	(0.70)
Voluntary Opportunity Plan Deferral	0.11	—	—	—	0.11
Edwardsport Charges	(0.70)	—	—	—	(0.70)
Democratic National Convention Host Committee Support	—	—	—	(0.01)	(0.01)
Economic Hedges (Mark-to-Market)	—	—	(0.01)	—	(0.01)
Discontinued Operations	—	—	—	—	0.06

2012 YTD Reported Earnings Per Share, Diluted	$3.04	$0.76	$0.15	$(0.94)	$3.07

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Reflects the impact on prior period earnings per diluted share due to the increase in Duke Energy’s weighted-average diluted common shares outstanding as a result of shares issued to complete the merger with Progress Energy. Weighted-average diluted shares outstanding increased from 444 million for the year ended December 31, 2011 to 575 million for the year ended December 31, 2012.
(b)	Primarily due to implementation of revised customer rates in North and South Carolina as a result of the 2011 Duke Energy Carolinas rate cases (+$0.44) and increased riders (+$0.04).
(c)	Primarily driven by unfavorable foreign exchange rates (-$0.06), lower average prices and lower capitalized interest in Central America (-$0.04), and the absence of a prior year arbitration award net of higher pricing in Peru (-$0.01), partially offset by higher average sales prices and volumes in Brazil (+$0.03).
(d)	Primarily due to the new market-based Ohio ESP (-$0.44), partially offset by the non-bypassable stabilization charge (+$0.13), capacity revenues received from PJM in 2012 (+$0.10), absence of prior year MISO exit fees (+$0.04) and lower operation and maintenance expenses between years (+$0.04).
(e)	Primarily due to favorable generation volumes (+$0.06), lower operation and maintenance expenses between years (+$0.03), and recovery of a Lehman Brothers receivable previously written-off (+$0.02), partially offset by a decrease in capacity revenue (-$0.11).
(f)	Amount for U.S. Franchised Electric & Gas is primarily due to an increase in depreciation and amortization expense (-$0.14), partially offset by other miscellaneous items (+$0.03).

December 2012

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In millions, except per-share amounts and where noted)	2012	2011	2012	2011
COMMON STOCK DATA
Income from continuing operations attributable to Duke Energy Corporation common shareholders (a)
Basic	$0.57	$0.65	$3.01	$3.83
Diluted	$0.57	$0.65	$3.01	$3.83
Income from discontinued operations attributable to Duke Energy Corporation common shareholders (a)
Basic	$0.05	$—	$0.06	$—
Diluted	$0.05	$—	$0.06	$—
Net income attributable to Duke Energy Corporation common shareholders (a)
Basic	$0.62	$0.65	$3.07	$3.83
Diluted	$0.62	$0.65	$3.07	$3.83
Dividends Declared Per Share (a)	$—	$—	$3.03	$2.97
Weighted-Average Shares Outstanding (a)
Basic	704	444	574	444
Diluted	705	444	575	444

SEGMENT INCOME BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas (b)(c)(d)	$481	$206	$1,744	$1,181
Commercial Power (e)	16	31	87	134
International Energy	89	96	439	466

Total Reportable Segment Income	586	333	2,270	1,781
Other Net Expense (f)(g)	(182)	(45)	(538)	(76)
Income from Discontinued Operations, net of tax	31	—	36	1

Net Income Attributable to Duke Energy Corporation	$435	$288	$1,768	$1,706

CAPITALIZATION
Total Common Equity			50%	52%
Preferred Stock of Subsidiaries			—	—
Total Debt			50%	48%

Total Debt			$40,518	$21,000
Book Value Per Share (a)			$58.12	$51.36
Actual Shares Outstanding (a)			704	445

CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$1,360	$1,061	$4,220	$3,717
Commercial Power	213	268	1,038	492
International Energy	432	18	551	114
Other	65	41	149	141

Total Capital and Investment Expenditures	$2,070	$1,388	$5,958	$4,464

(a)	Reflects the impact of the 1-for-3 reverse stock split on July 2, 2012.
(b)	Includes charges of $17 million in the fourth quarter of 2012 related to the Edwardsport IGCC project (net of tax of $11 million).
(c)	Includes impairment and other charges of $402 million for the year ended December 31, 2012, related to the Edwardsport IGCC project (net of tax of $226 million).
(d)	Includes impairment and other charges of $135 million for the year ended December 31, 2011, related to the Edwardsport IGCC project (net of tax of $87 million).
(e)	Includes non-cash impairment charges of $51 million for the year ended December 31, 2011, related to an emission allowance impairment (net of tax of $28 million).
(f)	Includes costs to achieve of $91 million in the fourth quarter of 2012 related to the Progress Energy merger (net of tax of $73 million).
(g)	Includes costs to achieve of $397 million for the year ended December 31, 2012, related to the Progress Energy merger (net of tax of $239 million).

December 2012

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In millions, except where noted)	2012	2011	2012	2011
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues (a)	$4,873	$2,461	$16,080	$10,619
Operating Expenses (b)	4,029	2,027	12,943	8,473
Gains on Sales of Other Assets, net	2	—	15	2

Operating Income (Loss)	846	434	3,152	2,148
Other Income and Expenses	114	73	341	274
Interest Expense	260	149	806	568

Income Before Income Taxes	700	358	2,687	1,854
Income Tax Expense (c)	218	152	941	673
Less: Income Attributable to Noncontrolling Interests	1	—	2	—

Segment Income	$481	$206	$1,744	$1,181

Depreciation and Amortization	$552	$351	$1,827	$1,383
Duke Energy Carolinas GWh sales	19,547	18,501	81,362	82,127
Progress Energy Carolinas GWh sales (g)	14,425	12,609	58,390	56,223
Progress Energy Florida’s GWh sales (h)	8,629	8,272	38,443	39,578
Duke Energy Ohio GWh sales	5,744	5,608	24,344	24,923
Duke Energy Indiana GWh sales	7,893	7,680	33,577	33,181
Net Proportional MW Capacity in Operation			49,654	27,397

COMMERCIAL POWER
Operating Revenues	$471	$565	$2,078	$2,491
Operating Expenses (d)	469	559	1,981	2,300
Gains on Sales of Other Assets, net	(3)	—	8	15

Operating Income (Loss)	(1)	6	105	206
Other Income and Expenses	13	—	39	21
Interest Expense	8	20	63	87

Income Before Income Taxes	4	(14)	81	140
Income Tax Expense	(12)	(45)	(7)	(2)
Less: Income Attributable to Noncontrolling Interests	—	—	1	8

Segment Income	$16	$31	$87	$134

Depreciation and Amortization	$56	$57	$228	$230

Actual Coal-fired Plant Production, GWh	3,743	3,958	16,164	17,378
Actual Gas-fired Plant Production, GWh	3,639	3,545	17,122	12,021
Actual Renewable Plant Production, GWh	1,053	846	3,452	3,132

Actual Plant Production, GWh	8,435	8,349	36,738	32,531

Net Proportional MW Capacity in Operation			8,094	8,325

INTERNATIONAL ENERGY
Operating Revenues	$368	$353	$1,549	$1,467
Operating Expenses	275	231	1,043	946
Gains on Sales of Other Assets, net	—	(1)	—	(1)

Operating Income (Loss)	93	121	506	520
Other Income and Expenses	35	37	171	203
Interest Expense	16	16	76	47

Income Before Income Taxes	112	142	601	676
Income Tax Expense	20	41	149	195
Less: Income Attributable to Noncontrolling Interests	3	5	13	15

Segment Income	$89	$96	$439	$466

Depreciation and Amortization	$25	$24	$99	$90
Sales, GWh	4,868	5,021	20,132	18,889
Proportional MW Capacity in Operation			4,584	4,277

OTHER
Operating Revenues	$23	$10	$74	$44
Operating Expenses (e)	190	54	704	133
(Losses) Gains on Sales of Other Assets, net	(4)	—	(7)	(8)

Operating Income (Loss)	(171)	(44)	(637)	(97)
Other Income and Expenses	2	6	16	49
Interest Expense	101	39	297	157

(Loss) Income Before Income Taxes	(270)	(77)	(918)	(205)
Income Tax (Benefit) Expense (f)	(86)	(29)	(378)	(114)
Less: Income (Loss) Attributable to Noncontrolling Interests	(2)	(3)	(2)	(15)

Net Expense	$(182)	$(45)	$(538)	$(76)

Depreciation and Amortization	$36	$28	$135	$103

(a)	Includes pre-tax charges of $28 million for the three months and year ended December 31, 2012, related to the Edwardsport IGCC project.
(b)	Includes pre-tax impairment and other charges of $600 million and $222 million for the years ended December, 2012 and 2011, respectively, related to the Edwardsport IGCC project.
(c)	Includes a tax benefit of $226 million and $87 million for the years ended December 31, 2012 and 2011, respectively, on the impairment and other charges related to the Edwardsport IGCC project.
(d)	Includes pre-tax non-cash impairment charges of $79 million for the year ended December 31, 2011, related to an impairment of emission allowances due to the Cross State Air Pollution Rule.
(e)	Includes costs to achieve of $166 million recorded in Operating Expense for the three months ended December 31, 2012, and $628 million recorded in Operating Expense for the year ended December 31, 2012.
(f)	Includes a tax benefit related to costs to achieve of $73 million for the three months ended December 31, 2012, and $239 million for the year ended December 31, 2012.
(g)	All of Progress Energy Carolinas’ GWh sales for the three months and year ended December 31, 2011, and 26,634 GWh sales for the year ended December 31, 2012, occurred prior to the merger with Progress Energy.
(h)	All of Progress Energy Florida’s GWh sales for the three months and year ended December 31, 2011, and 18,348 GWh sales for the year ended December 31, 2012, occurred prior to the merger with Progress Energy.

DUKE ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Years Ended
	December 31,
	2012	2011	2010
Operating Revenues
Regulated electric	$15,621	$10,589	$10,723
Non-regulated electric, natural gas, and other	3,534	3,383	2,930
Regulated natural gas	469	557	619

Total operating revenues	19,624	14,529	14,272

Operating Expenses
Fuel used in electric generation and purchased power - regulated	5,582	3,309	3,345
Fuel used in electric generation and purchased power - non-regulated	1,722	1,488	1,199
Cost of natural gas and coal sold	264	348	381
Operation, maintenance and other	5,006	3,770	3,825
Depreciation and amortization	2,289	1,806	1,786
Property and other taxes	985	704	702
Goodwill and other impairment charges	666	335	726

Total operating expenses	16,514	11,760	11,964

Gains on Sales of Other Assets and Other, net	16	8	153

Operating Income	3,126	2,777	2,461

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	148	160	116
Impairments and gains on sales of unconsolidated affiliates	22	11	103
Other income and expenses, net	397	376	370

Total other income and expenses	567	547	589

Interest Expense	1,242	859	840

Income From Continuing Operations Before Income Taxes	2,451	2,465	2,210
Income Tax Expense from Continuing Operations	705	752	890

Income From Continuing Operations	1,746	1,713	1,320
Income From Discontinued Operations, net of tax	36	1	3

Net Income	1,782	1,714	1,323
Less: Net Income Attributable to Noncontrolling Interests	14	8	3

Net Income Attributable to Duke Energy Corporation	$1,768	$1,706	$1,320

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$3.01	$3.83	$2.99
Diluted	$3.01	$3.83	$2.99
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$0.06	$—	$0.01
Diluted	$0.06	$—	$0.01
Net Income attributable to Duke Energy Corporation common shareholders
Basic	$3.07	$3.83	$3.00
Diluted	$3.07	$3.83	$3.00
Dividends declared per share	$3.03	$2.97	$2.91
Weighted-average shares outstanding
Basic	574	444	439
Diluted	575	444	440

DUKE ENERGY CORPORATION

CONSOLIDATED

BALANCE SHEETS

(Unaudited)

(In millions)

	December 31, 2012	December 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$1,424	$2,110
Short-term investments	333	190
Receivables (net of allowance for doubtful accounts of $34 at December 31, 2012 and $35 at December 31, 2011)	1,516	784
Restricted receivables of variable interest entities (net of allowance for doubtful accounts of $44 at December 31, 2012 and $40 at December 31, 2011)	1,201	1,157
Inventory	3,223	1,588
Other	2,425	1,051

Total current assets	10,122	6,880

Investments and Other Assets
Investments in equity method unconsolidated affiliates	483	460
Nuclear decommissioning trust funds	4,242	2,060
Goodwill	16,365	3,849
Intangibles, net	372	363
Notes receivable	71	62
Restricted other assets of variable interest entities	62	135
Other	2,399	2,231

Total investments and other assets	23,994	9,160

Property, Plant and Equipment
Cost	98,833	60,377
Cost, variable interest entities	1,558	913
Accumulated depreciation and amortization	(31,969)	(18,709)
Generation facilities to be retired, net	136	80

Net property, plant and equipment	68,558	42,661

Regulatory Assets and Deferred Debits
Regulatory assets	11,004	3,672
Other	178	153

Total regulatory assets and deferred debits	11,182	3,825

Total Assets	$113,856	$62,526

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,444	$1,433
Notes payable and commercial paper	745	154
Non-recourse notes payable of variable interest entities	312	273
Taxes accrued	459	431
Interest accrued	448	252
Current maturities of long-term debt	3,110	1,894
Other	2,511	1,091

Total current liabilities	10,029	5,528

Long-term Debt	35,499	17,730

Non-recourse long-term debt of variable interest entities	852	949

Deferred Credits and Other Liabilities
Deferred income taxes	10,490	7,581
Investment tax credits	458	384
Accrued pension and other post-retirement benefit costs	2,520	856
Asset retirement obligations	5,169	1,936
Regulatory liabilities	5,584	2,919
Other	2,221	1,778

Total deferred credits and other liabilities	26,442	15,454

Commitments and Contingencies
Preferred stock of subsidiaries	93	—
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 704 million and 445 million shares outstanding at December 31, 2012 and December 31, 2011, respectively	1	1
Additional paid-in capital	39,279	21,132
Retained earnings	1,889	1,873
Accumulated other comprehensive loss	(306)	(234)

Total Duke Energy Corporation shareholders’ equity	40,863	22,772
Noncontrolling interests	78	93

Total equity	40,941	22,865

Total Liabilities and Equity	$113,856	$62,526

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Years Ended December 31,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,782	$1,714
Adjustments to reconcile net income to net cash provided by operating activities:	3,439	1,958

Net cash provided by operating activities	5,221	3,672

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(6,174)	(4,434)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	267	1,202

Net (decrease) increase in cash and cash equivalents	(686)	440
Cash and cash equivalents at beginning of period	2,110	1,670

Cash and cash equivalents at end of period	$1,424	$2,110

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

December 2012

	Three Months Ended December 31			Years Ended December 31
	2012	2011	% Inc.(Dec.)	2012	2011	% Inc.(Dec.)

GWH Sales
Residential	5,745	5,631	2.0%	26,279	28,323	(7.2%)
General Service	6,419	6,357	1.0%	27,476	27,593	(0.4%)
Industrial	5,079	5,001	1.6%	20,978	20,783	0.9%
Other Energy Sales	73	71	1.6%	290	286	1.1%

Total Regular Sales Billed	17,316	17,060	1.5%	75,023	76,985	(2.5%)

Special Sales (1)	1,666	1,225	36.0%	6,130	5,911	3.7%

Total Electric Sales	18,982	18,285	3.8%	81,153	82,896	(2.1%)

Unbilled Sales	565	216	161.3%	209	(769)	n/a

Total Electric Sales - Duke Energy Carolinas	19,547	18,501	5.7%	81,362	82,127	(0.9%)

Average Number of Customers
Residential	2,056,785	2,043,114	0.7%	2,052,799	2,040,848	0.6%
General Service	337,316	335,218	0.6%	336,756	334,531	0.7%
Industrial	6,679	6,872	(2.8%)	6,749	6,958	(3.0%)
Other Energy Sales	14,363	14,262	0.7%	14,342	14,218	0.9%

Total Regular Sales	2,415,143	2,399,466	0.7%	2,410,646	2,396,555	0.6%

Special Sales	21	24	(10.5%)	23	26	(11.5%)

Total Average Number of Customers - Duke Energy Carolinas	2,415,164	2,399,490	0.7%	2,410,669	2,396,581	0.6%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,206	1,110	8.6%	2,694	3,063	(12.0%)
Cooling Degree Days	24	10	149.8%	1,568	1,776	(11.7%)

Variance from Normal
Heating Degree Days	(3.5%)	(11.7%)	n/a	(16.5%)	(4.4%)	n/a
Cooling Degree Days	(44.7%)	(77.5%)	n/a	1.3%	19.1%	n/a

(1)	Fourth quarter 2012 and year-to-date 2012 include 103 GWH and 421 GWH, respectively, of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the U.S. Franchised Electric & Gas segment earnings.

Progress Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

December 2012

	Three Months Ended December 31			Years Ended December 31
	2012	2011	% Inc.(Dec.)	2012	2011	% Inc.(Dec.)

GWH Sales
Residential	3,748	3,668	2.2%	16,663	18,148	(8.2%)
General Service	3,497	3,544	(1.3%)	15,062	15,331	(1.8%)
Industrial	2,624	2,573	2.0%	10,508	10,613	(1.0%)
Other Energy Sales	31	31	0.0%	122	124	(1.6%)

Total Regular Sales Billed	9,900	9,816	0.9%	42,355	44,216	(4.2%)

Special Sales (a)	4,153	2,765	50.2%	15,870	12,605	25.9%

Total Electric Sales	14,053	12,581	11.7%	58,225	56,821	2.5%

Unbilled Sales	372	28	n/a	165	(598)	n/a

Total Electric Sales - Progress Energy Carolinas	14,425	12,609	14.4%	58,390	56,223	3.9%

Average Number of Customers
Residential	1,234,321	1,223,251	0.9%	1,231,065	1,221,426	0.8%
General Service	220,156	217,944	1.0%	219,477	217,296	1.0%
Industrial	4,420	4,469	(1.1%)	4,431	4,486	(1.2%)

Other Energy Sales	1,811	1,900	(4.7%)	1,836	1,950	(5.8%)

Total Regular Sales	1,460,708	1,447,564	0.9%	1,456,809	1,445,158	0.8%

Special Sales	15	18	(16.7%)	18	18	0.0%

Total Average Number of Customers - Progress Energy Carolinas	1,460,723	1,447,582	0.9%	1,456,827	1,445,176	0.8%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,116	981	13.8%	2,508	2,821	(11.1%)
Cooling Degree Days	60	49	22.4%	1,887	2,122	(11.1%)

Variance from Normal
Heating Degree Days	(5.0%)	(16.4%)	n/a	(19.1%)	(9.1%)	n/a
Cooling Degree Days	(18.9%)	(36.4%)	n/a	3.3%	19.1%	n/a

(a)	Year-to-date 2012 includes 577 GWH of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the U.S. Franchised Electric & Gas segment earnings.

Progress Energy Florida

Quarterly Highlights

Supplemental Franchised Electric Information

December 2012

	Three Months Ended December 31			Years Ended December 31
	2012	2011	% Inc.(Dec.)	2012	2011	% Inc.(Dec.)

GWH Sales
Residential	4,309	4,094	5.3%	18,251	19,238	(5.1%)
General Service	3,661	3,655	0.2%	14,945	15,091	(1.0%)
Industrial	776	783	(0.9%)	3,160	3,243	(2.5%)
Other Energy Sales	6	6	2.4%	25	25	0.6%

Total Regular Sales Billed	8,753	8,539	2.5%	36,381	37,597	(3.2%)

Special Sales	428	532	(19.6%)	1,818	2,763	(34.2%)

Total Electric Sales	9,181	9,071	1.2%	38,199	40,360	(5.4%)

Unbilled Sales	(552)	(798)	(30.9%)	244	(781)	n/a

Total Consolidated Electric Sales - Progress Energy Florida	8,629	8,272	4.3%	38,443	39,578	(2.9%)

Average Number of Customers
Residential	1,467,235	1,453,982	0.9%	1,464,154	1,452,497	0.8%
General Service	188,266	186,432	1.0%	187,445	185,879	0.8%
Industrial	2,366	2,392	(1.1%)	2,371	2,413	(1.7%)

Other Energy Sales	1,576	1,550	1.7%	1,560	1,573	(0.8%)

Total Regular Sales	1,659,443	1,644,356	0.9%	1,655,530	1,642,362	0.8%

Special Sales	18	15	20.0%	15	15	0.0%

Total Average Number of Customers - Progress Energy Florida	1,659,461	1,644,371	0.9%	1,655,545	1,642,377	0.8%

Heating and Cooling Degree Days
Actual
Heating Degree Days	156	106	47.2%	367	411	(10.7%)
Cooling Degree Days	420	377	11.4%	3,111	3,155	(1.4%)

Variance from Normal
Heating Degree Days	(7.3%)	(36.9%)	n/a	(21.5%)	(12.0%)	n/a
Cooling Degree Days	(4.8%)	(14.5%)	n/a	3.7%	5.2%	n/a

Duke Energy Ohio

Quarterly Highlights

Supplemental Franchised Electric Information

December 2012

	Three Months Ended December 31, 2012			Years Ended December 31, 2012
	2012	2011	% Inc.(Dec.)	2012	2011	% Inc.(Dec.)

GWH Sales
Residential	1,821	1,779	2.4%	8,591	8,880	(3.3%)
General Service	2,187	2,186	0.0%	9,375	9,626	(2.6%)
Industrial	1,421	1,359	4.6%	5,761	5,728	0.6%
Other Energy Sales	28	35	(20.0%)	113	114	(0.9%)

Total Regular Electric Sales Billed	5,457	5,359	1.8%	23,840	24,348	(2.1%)

Special Sales	189	161	17.4%	425	663	(35.9%)

Total Electric Sales	5,646	5,520	2.3%	24,265	25,011	(3.0%)

Unbilled Sales	98	88	11.4%	79	(88)	n/a

Total Electric Sales - Duke Energy Ohio	5,744	5,608	2.4%	24,344	24,923	(2.3%)

Average Number of Customers
Residential	735,557	732,359	0.4%	734,270	730,839	0.5%
General Service	85,938	85,331	0.7%	85,672	85,143	0.6%
Industrial	2,571	2,589	(0.7%)	2,582	2,601	(0.7%)

Other Energy	2,916	2,865	1.8%	2,898	2,850	1.7%

Total Regular Sales	826,982	823,144	0.5%	825,422	821,433	0.5%

Special Sales	1	1	0.0%	1	1	0.0%

Total Average Number Electric Customers - Duke Energy Ohio	826,983	823,145	0.5%	825,423	821,434	0.5%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,284	1,090	17.8%	3,002	3,435	(12.6%)
Cooling Degree Days	5	14	(64.3%)	1,389	1,303	6.6%

Variance from Normal
Heating Degree Days	(3.7%)	(19.6%)	n/a	(17.9%)	(5.2%)	n/a
Cooling Degree Days	(77.3%)	(39.1%)	n/a	21.2%	19.7%	n/a

Note: Includes data for Duke Energy Ohio and Duke Energy Kentucky

Duke Energy Indiana

Quarterly Highlights

Supplemental Franchised Electric Information

December 2012

	Three Months Ended December 31, 2012			Years Ended December 31, 2012
	2012	2011	% Inc.(Dec.)	2012	2011	% Inc.(Dec.)

GWH Sales
Residential	1,928	1,914	0.7%	8,867	9,316	(4.8%)
General Service	1,931	1,945	(0.7%)	8,314	8,359	(0.5%)
Industrial	2,540	2,555	(0.6%)	10,412	10,237	1.7%
Other Energy Sales	13	14	(7.1%)	53	54	(1.9%)

Total Regular Electric Sales Billed	6,412	6,428	(0.2%)	27,646	27,966	(1.1%)

Special Sales	1,341	1,127	19.0%	5,796	5,370	7.9%

Total Electric Sales	7,753	7,555	2.6%	33,442	33,336	0.3%

Unbilled Sales	140	125	12.0%	135	(155)	n/a

Total Electric Sales - Duke Energy Indiana	7,893	7,680	2.8%	33,577	33,181	1.2%

Average Number of Customers
Residential	685,700	680,649	0.7%	683,335	678,931	0.6%
General Service	100,171	100,013	0.2%	100,120	99,795	0.3%
Industrial	2,723	2,744	(0.8%)	2,734	2,754	(0.7%)

Other Energy	1,441	1,410	2.2%	1,433	1,399	2.4%

Total Regular Sales	790,035	784,816	0.7%	787,622	782,879	0.6%

Special Sales	9	11	(18.2%)	10	11	(9.1%)

Total Average Number Electric Customers - Duke Energy Indiana	790,044	784,827	0.7%	787,632	782,890	0.6%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,426	1,157	23.2%	3,242	3,701	(12.4%)
Cooling Degree Days	5	12	(58.3%)	1,483	1,384	7.2%

Variance from Normal
Heating Degree Days	(1.0%)	(21.2%)	n/a	(18.1%)	(5.9%)	n/a
Cooling Degree Days	(78.3%)	(47.8%)	n/a	30.8%	28.7%	n/a

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended December 31, 2012

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Energy Merger		Edwardsport Charges		Economic Hedges (Mark- to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$498	$—		$(17	) D	$—		$—		$(17)	$481

Commercial Power	—	—		—		16	B	—		16	16

International Energy	89	—		—		—		—		—	89

Total Reportable Segment Income	587	—		(17)		16		—		(1)	586

Other	(91)	(91	) A			—		—		(91)	(182)

Total Reportable Segment Income and Other Net Expense	$496	$(91)		$(17)		$16		$—		$(92)	404

Discontinued Operations	—							31	C	31	31

Net Income (Loss) Attributable to Duke Energy Corporation	$496	$(91)		$(17)		$16		$31		$(61)	$435

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.70	$(0.13)		$(0.02)		$0.02		$0.05		$(0.08)	$0.62

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.70	$(0.13)		$(0.02)		$0.02		$0.05		$(0.08)	$0.62

A -	Net of $73 million tax benefit. $3 million of gain recorded in Regulated electric (Operating Revenues), $166 million recorded within Operating Expenses and $1 million recorded in Interest Expense on the Consolidated Statements of Operations.
B -	Net of $10 million tax expense. $27 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $1 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.
C -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.
D -	Net of $11 million tax benefit. Recorded in Regulated Electric within Operating Revenues on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	704

Diluted	705

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, gas, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

December 2012 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Energy Merger		Voluntary Opportunity Plan Deferral		Edwardsport Charges		DNC Host Committee Support		Economic Hedges (Mark- to-Market) *		Discontinued Operations	Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$2,086	$—		$60	C	$(402	) E	$—		$—		$—	$(342)	$1,744

Commercial Power	93	—		—		—		—		(6	) B	—	(6)	87

International Energy	439	—		—		—		—		—		—	—	439

Total Reportable Segment Income	2,618	—		60		(402)		—		(6)		—	(348)	2,270

Other	(135)	(397	) A	—		—		(6	) F	—		—	(403)	(538)

Total Reportable Segment Income and Other Net Expense	2,483	(397)		60		(402)		(6)		(6)		—	(751)	1,732

Discontinued Operations	—	—		—		—		—		—		36 D	36	36

Net Income (Loss) Attributable to Duke Energy Corporation	$2,483	$(397)		$60		$(402)		$(6)		$(6)		$36	$(715)	$1,768

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$4.33	$(0.70)		$0.10		$(0.70)		$(0.01)		$(0.01)		$0.06	$(1.26)	$3.07

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$4.32	$(0.70)		$0.11		$(0.70)		$(0.01)		$(0.01)		$0.06	$(1.25)	$3.07

A -	Net of $239 million tax benefit. $2 million recorded in Regulated electric (Operating Revenues), $628 million recorded within Operating Expenses and $6 million recorded in Interest Expense on the Consolidated Statements of Operations.
B -	Net of $3 million tax benefit. $6 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $3 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.
C -	Net of $39 million tax expense. $101 million recorded in Operation, maintenance and other and $2 million expense recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.
D -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.
E -	Net of $226 million tax benefit. $28 million recorded in Regulated electric within Operating Revenues, $580 million recorded in Impairment charges (Operating Expenses) and $20 million recorded within within Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.
F -	Net of $4 million tax benefit. Recorded within within Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	574

Diluted	575

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, gas, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended December 31, 2011

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Energy Merger		Economic Hedges (Mark- to-Market) *		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$206	$—		$—		$—	$206

Commercial Power	30	—		1	B	1	31

International Energy	96			—		—	96

Total Reportable Segment Income	332	—		1		1	333

Other	(17)	(28	) A	—		(28)	(45)

Net Income (Loss) Attributable to Duke Energy Corporation	$315	$(28)		$1		$(27)	$288

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.71	$(0.06)		$—		$(0.06)	$0.65

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.71	$(0.06)		$—		$(0.06)	$0.65

A -	Net of $11 million tax benefit. Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.
B -	Net of $1 million tax expense. Recorded within Non-regulated electric, natural gas, and other (Operating Revenues) on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	444

Diluted	444

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Twelve Months Ended December 31, 2011

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Energy Merger		Edwardsport Impairment		Emission Allowances Impairment		Economic Hedges (Mark- to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$1,316	$—		$(135	) C	$—		$—		$—		$(135)	$1,181

Commercial Power	186	—		—		(51	) E	(1	) B	—		(52)	134

International Energy	466			—		—		—		—		—	466

Total Reportable Segment Income	1,968	—		(135)		(51)		(1)		—		(187)	1,781

Other	(25)	(51	) A			—		—		—		(51)	(76)

Total Reportable Segment Income and Other Net Expense	1,943	(51)		(135)		(51)		(1)		—		(238)	1,705

Discontinued Operations	—									1	D	1	1

Net Income (Loss) Attributable to Duke Energy Corporation	$1,943	$(51)		$(135)		$(51)		$(1)		$1		$(237)	$1,706

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$4.38	$(0.12)		$(0.30)		$(0.12)		$(0.01)		$—		$(0.55)	$3.83

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$4.38	$(0.12)		$(0.30)		$(0.12)		$(0.01)		$—		$(0.55)	$3.83

A -	Net of $17 million tax benefit. Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.
B -	Net of an insignificant tax amount. $2 million of gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $3 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.
C -	Net of $87 million tax benefit. Recorded in Impairment charges within Operating Expenses on the Consolidated Statements of Operations.
D -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.
E -	Net of $28 million tax benefit. Recorded in Impairment charges within Operating Expenses on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	444

Diluted	444

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, gas, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

Duke Energy Corporation

Operations and Maintenance Expense

For the Three Months and Years Ended December 31, 2012 and 2011

(In millions)

	Three Months Ended		Years Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Operation, maintenance and other (a)	$1,744	$1,065	$5,006	$3,770

Adjustments:
Costs to Achieve, Progress Merger (b)	(153)	(39)	(493)	(68)
Voluntary Opportunity Plan Deferral (b)	—	—	101	—
Edwardsport Legal Fees (b)(c)	—	—	(20)	—
DNC Host Committee Support (b)	—	—	(10)	—
Reagents Recoverable (d)	(14)	(12)	(58)	(51)
Energy Efficiency Recoverables (d)	(72)	(33)	(201)	(97)
Other Deferrals and Recoverables (d)	(24)	(10)	(60)	(50)
RTO Costs (d)	3	(5)	(3)	(36)
Other (e)	62	(31)	139	137

Adjusted Operation, maintenance and other	$1,546	$935	$4,401	$3,605

(a)	As reported in the Consolidated Statements of Operations
(b)	Presented as a special item for purposes of calculating adjusted diluted earnings per share
(c)	Recorded in the first quarter of 2012 as part of the Edwardsport Impairment resulting from the settlement agreement with the Indiana Office of Consumer Counselor, the Duke Energy Industrial Group, and Nucor Steel - Indiana.
(d)	Primarily represents expenses to be deferred or recovered through rate riders
(e)	Primarily intercompany and other eliminations / adjustments

Note: Includes Progress Energy expenses beginning July 2, 2012.